Armin Weiland Joins Oak Ridge Energy Technologies’ Board of Directors

Melbourne, Florida—February 20, 2014— Oak Ridge Energy Technologies (OTC: OKME) today announced Armin Weiland’s election to Oak Ridge Energy Technologies’ Board of Directors.  Mr. Weiland has been actively involved in the fields of energy and renewable energy investment, and in the energy storage sector for approximately a decade.

“Armin is a knowledgeable executive who understands the energy storage industry.  We look forward to benefiting from his insights and experience as a member of Oak Ridge’s board,” said Steve Barber, CEO, Oak Ridge Energy Technologies.  Mr. Weiland will be the fourth member of the Board of Directors.  Steve Barber believes “[h]e will add a new dimension to our already dynamic board discussions.”

According to Mr. Weiland, “Oak Ridge is clearly one of the most innovative companies in the world today,” and he “feel[s] privileged to join this exciting and enterprising team and look[s] forward to working closely with Steve and the board during the next phase of Oak Ridge’s growth.”

Armin Weiland graduated from European Business School in Germany and holds an MBA from James Madison University.  He began his career working for Deutsche Bank and later worked for HypoVereinsbank and GermanCapital GmbH.  Mr. Weiland has served as a director at Partners Group UK Ltd.  He presently serves as a director on the Boards of Delsey S.A., Leclanché S.A., and The Energy Holding AG.

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

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Jeremy Roberts
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